Exhibit 99.1

Faraday Future Announces that the SEC has Ended its Years-Long Investigation with No Enforcement or Other Action Against the Company or Related Persons

●	The SEC investigation has been formally concluded, with a decision to seek no penalties or enforcement action against the Company, founder and Co-CEO YT Jia, FF President Jerry Wang, or any other Company team members.

●	With the SEC concluding its investigation, the Company gains regulatory clarity and the ability to fully focus efforts on its core businesses.

●	FF can also now further advance potential strategic financing and strategic partnerships and could gain more support from government agencies and regulators, deepen cooperation with existing partners, and more efficiently attract top global talent.

●	The Company is launching an upgraded Ten-Punch Combo, making every effort to generate sustainable and growing positive cash flow as quickly and cost-effectively as possible through four phases, and restore market confidence and deliver maximum value to stockholders.

Los Angeles, CA (March 22, 2026) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today announced that the yearslong investigation by the U.S. Securities and Exchange Commission (SEC) has ended without any recommended enforcement action against the Company, founder and Co-CEO YT Jia, FF President Jerry Wang, or any other members of the Company, bringing regulatory clarity.

FFAI previously disclosed that the investigation related to certain matters involving its 2021 PIPE and SPAC-related transactions, and that the SEC had issued Wells Notices to the Company and certain executives. The Wells Notices were not formal charges, and the SEC Division of Enforcement has now formally informed the Company, YT Jia and Jerry Wang that is has concluded its investigation and is not recommending an enforcement action against any of them.

Prior to the SEC investigation, an investigation was started in October of 2021 by an independent director from the SPAC merger counterparty. Since FF was founded, it has always believed that full compliance with laws and regulations was among the most fundamental principles the Company should hold. Because the Company wanted the opportunity to prove its innocence, and because it did not yet see through the conspiracy of the FF SPAC merger counterparty it agreed to a proposal to establish a special committee for an independent investigation. What followed is well-known and fully disclosed.

The conclusion of the SEC’s investigation means that the long-standing overhang and sources of instability that had constrained the Company have now been removed. This is the strongest and cleanest response to potential illegal short sellers. Capital markets fear uncertainty above all else. Some short sellers used the time when the investigation was still open to spread rumors, defame the Company, create panic, and profit illegally. Now, the SEC’s conclusion means FF’s reputation is being restored, and confidence is coming back.

FF can now further advance potential strategic financing and strategic partnerships. During the investigation, because of compliance concerns, it was very difficult for major investment banks, large institutional investors, and strategic investors to work with FF. This barrier is now removed. It could also help us gain more support from government agencies and regulators, deepen cooperation with strategic partners, and more efficiently attract top global talent, especially AI talent.

“We can now put all our energy into strategy execution. Over the past five years, we had to spend a great deal of time, effort, and money on cooperating with the investigation. Now, I, the management team, and the Company’s capital and resources can all be 100% focused on strategy execution, business progress, and value creation on our core business of EAI Vehicles and Embodied AI (EAI) Robotics,” said YT Jia, FF Founder and Global Co-CEO. “We sincerely thank the SEC for its fair conclusion and its clear decision. This is a major milestone for FF, for me personally, for Jerry, and for all of our long-term stockholders, investors, and partners who have supported FF. It marks a true turning point.”

Moving forward, the Company is launching an upgraded Ten-Punch Combo and do everything we can to achieve four important goals across the next four stages. It is making every effort to generate sustainable and growing positive cash flow as quickly and cost-effectively as possible. Through four phases—short term (180 days), near term (1 year), mid-term (3 years), and long term (5 years)—FF will achieve its four upgraded goals in business, finance, capital markets, and AI & system building, thereby restoring market confidence and delivering maximum value to its stockholders.

Phase One: In terms of capital targets, win the 180-day battle to ensure share price compliance. The Company received a notice from Nasdaq on March 20 regarding a 180-day compliance period to meet the minimum $1 per share price requirement; FF will make every effort to regain compliance without implementing a reverse stock split.

FF will announce the other three major targets for Phase 1, as well as the targets for Phases 2, 3, and 4 and the associated upgrade on Ten-Punch Combo after Board approval. FF will present them in the form of an open letter to its stockholders and other external interested parties.

ABOUT FARADAY FUTURE

Faraday Future is a California-based global intelligent Company founded in 2014 and is dedicated to reshaping the future of mobility through vehicle electrification, intelligent technologies, and AI innovation. Its flagship vehicle, the FF 91, began deliveries in 2023 and reflects the brand’s pursuit of ultra-luxury, cutting-edge technology, and high performance. FF’s second brand, FX, targets the high-volume mainstream vehicle market. Its first model, Super One, is positioned as a first-class EAI-MPV, with deliveries planned to begin in 2026. FF recently announced its entry into the Embodied AI Robotics business with sales beginning this year, connecting its future strategy of bringing a new era of EAI vehicles and EAI robotics. For more information, please visit https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the SEC’s investigation, efforts to generate positive cash flow, regaining compliance with Nasdaq’s minimum bid requirement, advancing potential strategic financing and strategic partnerships, gaining support from government agencies and regulators, deepening cooperation with strategic partners, attracting top global talent, restoring market confidence, and delivering maximum value to stockholders, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, that may affect actual results or outcomes include, among others: the SEC could determine to reopen its investigation or launch a new investigation based on new information; the Company’s ability to regain compliance with Nasdaq’s minimum share price requirement; the delisting of the Company’s common stock if its share price drops to $0.10 or less for ten consecutive trading days; the Company’s ability to otherwise maintain its listing on Nasdaq; the availability of sufficient share capital to execute on its strategy, which the Company currently lacks; the agreement of stockholders to substantially increase the Company’s share capital, which could result in substantial additional dilution; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which will be substantial; demand for our robotics products; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; our reliance on a single OEM for most of our robotics products; our ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; tariff uncertainty for imported products, particularly from China; demand from automobile dealers for robotics products; the Company’s ability to secure an occupancy certificate covering all of its Hanford facility; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and Form 10-Qs for the quarters ended June 30, 2025 and September 30, 2025 filed with the SEC on May 9, 2025, August 19, 2025 and November 21, 2025, respectively, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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